                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                             CHATTEM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                 CHATTEM, INC.
                             1715 WEST 38TH STREET
                          CHATTANOOGA, TENNESSEE 37409
                                 MARCH 17, 2000

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Chattem, Inc., scheduled for Wednesday, April 19, 2000, at 1:00 p.m., in the Company's executive offices located in Chattanooga, Tennessee. The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

    I hope that you will be able to attend the Annual Meeting on April 19, 2000. A luncheon reservation card is also enclosed if you are able to attend the Company's luncheon immediately preceding the meeting.

                                          Sincerely,
                                          /s/ Zan Guerry

                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

enclosures

                                     [LOGO]

                                 CHATTEM, INC.
                             1715 WEST 38TH STREET
                          CHATTANOOGA, TENNESSEE 37409
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 19, 2000

To the Shareholders of Chattem, Inc.:

    Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Chattem, Inc., a Tennessee corporation (the "Company"), will be held on Wednesday, April 19, 2000, at 1:00 p.m. local time, at the Company's executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, for the following purposes:

    (1) To elect three members to the Board of Directors, each to serve for a three year term;

    (2) To approve the Company's Non-Statutory Stock Option Plan--2000;

    (3) To ratify the appointment of Arthur Andersen LLP as independent auditors; and

    (4) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

    Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this Notice.

    Only shareholders of record at the close of business on February 25, 2000 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof.

    You are encouraged to attend the Annual Meeting in person. IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT, AT YOUR EARLIEST CONVENIENCE, YOU PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED REPLY ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          /s/ Zan Guerry

                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

Chattanooga, Tennessee
March 17, 2000

                                 CHATTEM, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 19, 2000

SOLICITATION OF PROXIES

    The accompanying proxy is solicited by the Board of Directors of Chattem, Inc., a Tennessee corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting"), and at any adjournment(s) thereof, to be held at the Company's executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, on Wednesday, April 19, 2000, at 1:00 p.m. local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitations of proxies may be made in person or by mail, telephone or telegram by directors, officers and regular employees of the Company. The Company will also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company's shares held of record by such persons, will furnish at its expense the number of copies thereof necessary to supply such material to all such beneficial owners and will reimburse the reasonable forwarding expenses incurred by such record owners. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation will be paid by the Company. This Proxy Statement is first being mailed to shareholders on or about March 17, 2000.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The Board of Directors has fixed the close of business on February 25, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share of the Company's common stock without par value ("Common Stock") is entitled to one vote. As of February 25, 2000 there were issued and outstanding 9,628,464 shares of Common Stock.

    Set forth below is information, as of February 25, 2000, with respect to beneficial ownership by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director and nominee, (c) the chief executive officer and the four other most highly compensated executive officers for the previous fiscal year and (d) all directors and executive officers of the Company as a group:

                                                               AMOUNT AND NATURE OF           PERCENT
NAME OF BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP (1)       OF CLASS (2)
------------------------                                     ------------------------       ------------
Zan Guerry.................................................             923,055(3)(4)(5)        9.47%
1715 W. 38th St. Chattanooga, TN 37409

Piedmont Capital Management Corporation....................             769,450(6)              7.99
One James Center
Suite 1500
Richmond, VA 23219

Palisade Capital Management, L.L.C.........................             716,000(7)              7.44
Suite 695
One Bridge Plaza
Fort Lee, NJ 07024

Robert E. Bosworth.........................................             688,728(5)(8)           7.15
800 Krystal Building
One Union Square
Chattanooga, TN 37402

                                                               AMOUNT AND NATURE OF           PERCENT
NAME OF BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP (1)       OF CLASS (2)
------------------------                                     ------------------------       ------------
Hamico, Inc................................................             664,114                 6.90
1715 W. 38th Street
Chattanooga, TN 37409

T. Rowe Price Associates, Inc..............................             534,350(9)              5.55
100 E. Pratt Street
Baltimore, MD 21202

Barclays Global Investors, N.A.............................             503,807(10)             5.23
45 Fremont Street, 17th Floor
San Francisco, CA 94105

A. Alexander Taylor II.....................................              70,479(11)            *

Samuel E. Allen............................................              21,500                *

Louis H. Barnett...........................................             125,988(12)             1.31

Richard E. Cheney..........................................              17,010                *

Scott L. Probasco, Jr......................................             102,695(13)             1.07

Philip H. Sanford..........................................               7,269                *

B. Derrill Pitts...........................................              37,552                *

Charles M. Stafford........................................              24,062                *

Gary M. Galante............................................              22,812                *

Directors and Executive Officers...........................           1,377,036                13.89
  as a Group (11 persons)

------------------------

*   Less than 1.0%.

(1) Except as otherwise indicated, refers to either shared or sole voting and investment power. Includes the following numbers of shares subject to purchase pursuant to options that are exercisable within 60 days of February 25, 2000 under the Company's Non-Statutory Stock Option Plan--1993 (the "1993 Stock Option Plan"), the Company's Non-Statutory Stock Option Plan--1994 (the "1994 Stock Option Plan"), the Company's Non-Statutory Stock Option Plan--1998 (the "1998 Stock Option Plan"), the Company's Non-Statutory Stock Option Plan for Non-Employee Directors (the "Director Plan") or the 1999 Stock Plan for Non-Employee Directors (the "1999 Director Plan"): Mr. Guerry--116,850 shares, Mr. Taylor--61,750 shares,
    Mr. Probasco--10,500 shares, Mr. Allen--1,750 shares, Mr. Barnett--9,750 shares, Mr. Cheney--9,750 shares, Mr. Sanford--1,250 shares, Mr. Bosworth-- 250 shares, Mr. Pitts--28,937 shares, Mr. Stafford--22,312 shares,
    Mr. Galante--22,312, and all directors and executive officers as a group--285,411 shares.

(2) For the purpose of computing the percentage of outstanding shares owned by each beneficial owner, the shares issuable pursuant to presently exercisable stock options or warrants held by such beneficial owner are deemed to be outstanding. Such shares are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(3) Includes 5,998 shares held in trust for Mr. Guerry pursuant to the terms of the Company's Savings and Investment Plan.

(4) Includes 2,685 shares which Mr. Guerry holds as custodian for his children. Mr. Guerry disclaims beneficial ownership of these custodial shares.

(5) Includes 664,114 shares owned by Hamico, Inc., a charitable foundation for which Messrs. Guerry and Bosworth serve as directors and executive officers. Messrs. Guerry and Bosworth disclaim beneficial ownership of all such shares.

(6) This information is based solely upon a Schedule 13G filed by Piedmont Capital Management Corporation on February 14, 2000.

(7) This information is based solely upon a Schedule 13G filed by Palisade Capital Management, L.L.C. on February 10, 2000.

(8) Includes 23,760 shares held in trust for Mr. Bosworth pursuant to the terms of the Company's Savings and Investment Plan.

(9) This information is based solely upon a Schedule 13G filed by T. Rowe Price Associates, Inc. on February 4, 2000.

(10) This information is based solely upon a Schedule 13G filed by Barclays Global Investors, N.A. on February 14, 2000.

(11) Includes 304 shares held in trust for Mr. Taylor pursuant to the terms of the Company's Savings and Investment Plan.

(12) Includes 115,359 shares which are held in trust for the benefit of various family members. Mr. Barnett disclaims beneficial ownership of these shares.

(13) Includes 1,500 shares which are held in trust for the benefit of Mr. Probasco's spouse. Mr. Probasco disclaims beneficial ownership of these shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under federal securities laws, the Company's directors, executive officers and 10% or more shareholders are required to report, within specified monthly and annual due dates, their initial ownership in the Company's Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. Based solely on representations and information provided to the Company by the persons required to make such filings, the Company believes that all filing requirements were complied with during the last fiscal year.

REVOCABILITY OF PROXY

    Granting a proxy does not preclude the right of the person giving the proxy to vote in person, and a person may revoke his or her proxy at any time before it has been exercised, by giving written notice to the Secretary of the Company, by delivering a later dated proxy or by voting in person at the Annual Meeting.

QUORUM; VOTING

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock which are entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote, whether present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

    On all matters submitted to a vote of the shareholders at the Annual Meeting or any adjournment(s) thereof, each shareholder will be entitled to one vote for each share of Common Stock owned of record at the close of business on February 25, 2000. There will be no cumulative voting.

ACTION TO BE TAKEN UNDER THE PROXY

    Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted (a) "FOR" the election of the three persons specified as nominees for directors of the Company, each of whom will serve for a three year term; (b) "FOR" the approval of the Company's Non-Statutory Stock Option Plan--2000; (c) "FOR" the ratification of the appointment of Arthur Andersen LLP as independent auditors; and (d) in the best judgment of the persons named in the enclosed proxy in connection with the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. Should any director nominee named herein become unable or unwilling to serve if elected, it is intended that the proxies will be voted for the election, in his stead, of such other person as the management of the Company may recommend.

    Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. Management knows of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Company's Board of Directors is classified into three classes having staggered terms of three years each. At present, two classes consist of three directors each and one class consists of two directors. Each director elected at the Annual Meeting will serve until the Annual Meeting of Shareholders in 2003 and until his successor has been elected and qualified or until his earlier resignation or removal. Messrs. Louis H. Barnett, Robert E. Bosworth and Richard
E. Cheney are the Board of Directors' nominees for election. The Board of Directors has no nominating committee, and all nominees are selected by the Board of Directors at large. Directors will be elected by a plurality of the votes cast.

    The directors meet quarterly and may convene for special meetings when necessary. During the fiscal year ended November 30, 1999, the Board of Directors conducted a total of four regularly scheduled meetings. Each director attended 75% or more of the meetings of the Board of Directors and of any committees on which he served during this period.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

    The following information is furnished with respect to the nominees and continuing directors:

                   NAME                       AGE                 PRINCIPAL OCCUPATION
                   ----                     --------   ------------------------------------------
NOMINEES FOR TERMS OF OFFICE TO EXPIRE IN
  2003

Louis H. Barnett..........................     81      Consultant to the Company and others.
                                                       Director of A/F Protein, Inc. First
                                                       elected a director of the Company in 1970.

Robert E. Bosworth........................     52      Independent business consultant since
                                                       January 1998. Executive Vice President of
                                                       the Company from June 1990 to January 1998
                                                       and Chief Financial Officer from April
                                                       1985 to January 1998. Director of Covenant
                                                       Transport, Inc. (transportation). Member
                                                       of the Company's Audit Committee. First
                                                       elected a director of the Company in
                                                       October 1986.

Richard E. Cheney.........................     78      Former Chairman Emeritus, director and
                                                       member of the executive committee, Hill
                                                       and Knowlton, Inc. (international public
                                                       relations and public affairs consulting).
                                                       Director of Stoneridge, Inc. (engineered
                                                       electrical vehicle components) and Rowe
                                                       Furniture Corporation. Member of the
                                                       Company's Compensation Committee. First
                                                       elected a director of the Company in 1984.

DIRECTORS WHOSE TERMS OF OFFICE EXPIRE IN
  2001

Scott L. Probasco, Jr.....................     71      Chairman of the Executive Committees of
                                                       SunTrust Bank, Chattanooga, N.A., and
                                                       SunTrust Banks of Tennessee, Inc. Also a
                                                       director of SunTrust Banks, Inc.,
                                                       Coca-Cola Enterprises Inc. and
                                                       UNUMProvident Corporation. Member of the
                                                       Company's Audit and Compensation
                                                       Committees. First elected a director of
                                                       the Company in 1966.

                   NAME                       AGE                 PRINCIPAL OCCUPATION
                   ----                     --------   ------------------------------------------
Zan Guerry................................     51      Chairman of the Board of the Company since
                                                       June 1990 and Chief Executive Officer of
                                                       the Company since January 1998. Previously
                                                       served as President of the Company from
                                                       1990 to 1998. Director of SunTrust Bank,
                                                       Chattanooga, N.A. First elected a director
                                                       of the Company in 1981.

DIRECTORS WHOSE TERMS OF OFFICE EXPIRE IN
  2002

Samuel E. Allen...........................     63      Chairman of Globalt, Inc. (investment
                                                       management). Member of the Company's Audit
                                                       Committee. First elected a director of the
                                                       Company in 1993.

Philip H. Sanford.........................     46      Chairman and Chief Executive Officer of
                                                       The Krystal Company (restaurants).
                                                       Previously, Senior Vice President, Finance
                                                       and Administration of Coca-Cola
                                                       Enterprises Inc. Director of SunTrust
                                                       Bank, Chattanooga, N.A., Member of the
                                                       Company's Compensation Committee. First
                                                       elected a director of the Company in 1999.

A. Alexander Taylor II....................     46      President and Chief Operating Officer of
                                                       the Company since January 1998. Partner
                                                       with law firm of Miller & Martin, general
                                                       counsel to the Company, from 1983 to 1998.
                                                       Director of U.S. Xpress Enterprises, Inc
                                                       (transportation) and The Krystal Company
                                                       (restaurants). First elected a director of
                                                       the Company in 1993.

    In accordance with the Bylaws of the Company, the Board of Directors has established an Audit Committee and a Compensation Committee.

    The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the audits, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company. The Audit Committee met two times in fiscal 1999.

    The Compensation Committee is composed of independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission. The Compensation Committee reviews and approves all salary arrangements, including annual and long-term incentive awards and other remuneration, for officers of the Company. It also is responsible for administration of the Company's stock option plans (except for the Director Plan and the 1999 Director Plan), the annual incentive plan and certain other plans. The Compensation Committee met two times in fiscal 1999.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth information for the past three fiscal years concerning compensation paid or accrued by the Company to or on behalf of the Company's chief executive officer and the four other most highly compensated executive officers of the Company during the fiscal year ended November 30, 1999:

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION
                                           -------------------   LONG TERM COMPENSATION
                                 FISCAL                          SECURITIES UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR      SALARY     BONUS        OPTIONS AWARDED       COMPENSATION(1)
---------------------------     --------   --------   --------   ----------------------   ---------------
Zan Guerry                        1999     $334,467   $204,188           41,000                $3,183
Chairman of the Board             1998      306,900    248,738          130,000                 3,442
and Chief Executive Officer       1997      285,750    202,500                0                 2,895
A. Alexander Taylor II(2)
President and Chief               1999      283,333    171,875           28,000                 2,703
Operating Officer                 1998      225,694    209,375           90,000                 1,878
B. Derrill Pitts                  1999      143,910     52,650           12,000                 1,544
Vice President--                  1998      137,700     82,838           25,000                 1,669
Manufacturing Operations          1997      132,500     49,140            5,000                 1,425
Charles M. Stafford               1999      128,720     47,093            8,000                 1,538
Vice President--                  1998      123,165     60,677           20,000                 1,651
Sales                             1997      118,250     43,754            5,000                 1,425
Gary M. Galante                   1999      117,260     42,900            8,000                 1,523
Vice President--                  1998      112,200     55,275           20,000                 1,638
Research & Development            1997      107,500     39,690            5,000                 1,425

------------------------

(1) Represents premiums paid by the Company under life insurance policies with respect to which the named executive is entitled to a death benefit of up to $450,000 as follows for the 1999 fiscal year: Mr. Guerry--$683;
    Mr. Taylor--$396. Also represents the Company's contributions with respect to the Company's Savings and Investment Plan for the named executive as follows for the 1999 fiscal year: Mr. Guerry--$2,500; Mr. Taylor--$2,307; Mr. Pitts--$1,544; Mr. Stafford--$1,538; and Mr. Galante--$1,523.

(2) Mr. Taylor was appointed President and Chief Operating Officer on January 13, 1998.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The following table contains information concerning the grant of stock options to the named executive officers during the fiscal year ended November 30, 1999:

                       OPTIONS/GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                                       ------------------------------------------------
                                                     PERCENTAGE                            POTENTIAL REALIZABLE
                                                      OF TOTAL                               VALUE AT ASSUMED
                                                      OPTIONS                                     ANNUAL
                                                      GRANTED                              RATES OF STOCK PRICE
                                                         TO       EXERCISE                   APPRECIATION FOR
                                                     EMPLOYEES    OR BASE                       OPTION TERM
                                         OPTIONS     IN FISCAL     PRICE     EXPIRATION   -----------------------
NAME                                   GRANTED (#)      YEAR       ($/SH)       DATE        5%($)        10%($)
----                                   -----------   ----------   --------   ----------   ----------   ----------
Zan Guerry...........................     41,000        32.16      39.813      1-26-09    $2,658,898   $4,233,851
A. Alexander Taylor II...............     28,000        21.96      39.813      1-26-09     1,815,833    2,891,411
B. Derrill Pitts.....................     12,000         9.41      39.813      1-26-09       778,214    1,239,176
Charles M. Stafford..................      8,000         6.27      39.813      1-26-09       518,809      826,747
Gary M. Galante......................      8,000         6.27      39.813      1-26-09       518,809      826,747

OPTION EXERCISES AND HOLDINGS

    The option exercises by the Company's chief executive officer and the other named executive officers during the fiscal year ended November 30, 1999, as well as the number and total value of unexercised in-the-money options at November 30, 1999, are shown in the following table:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                     AND OPTION VALUES AT NOVEMBER 30, 1999

                                                                                              VALUE OF
                                                                  NUMBER OF                  UNEXERCISED
                                                                 UNEXERCISED                IN-THE-MONEY
                                NUMBER OF                        OPTIONS AT                  OPTIONS AT
                             SHARES ACQUIRED    VALUE           NOV. 30, 1999               NOV. 30, 1999
NAME                           ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                         ---------------   --------   -------------------------   -------------------------
Zan Guerry.................       5,000        $163,125         69,100/143,500            $638,994/$614,531
A. Alexander Taylor II.....          --              --          30,750/98,250              222,578/414,609
B. Derrill Pitts...........       6,563         269,888          12,812/38,563              124,979/208,026
Charles M. Stafford........          --              --          10,000/29,250               95,467/164,608
Gary M. Galante............          --              --          10,000/29,250               95,467/164,608

PENSION PLAN

    The following table shows for various years of service the estimated annual benefits payable under the Chattem, Inc. Pension Plan (the "Pension Plan") upon normal retirement, before deducting a specified percentage of applicable estimated Social Security benefits, as provided in the Pension Plan:

                               PENSION PLAN TABLE

                                                                       YEARS OF SERVICE
                                               ----------------------------------------------------------------
REMUNERATION                                   15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
------------                                   --------      --------      --------      --------      --------
$100,000.................................      $37,500       $50,000       $50,000       $50,000       $50,000
 150,000.................................       56,250        75,000        75,000        75,000        75,000
 200,000.................................       75,000       100,000       100,000       100,000       100,000
 275,000.................................      103,125       137,500*      137,500*      137,500*      137,500*
 325,000.................................      121,875       162,500*      162,500*      162,500*      162,500*
 350,000.................................      131,250*      175,000*      175,000*      175,000*      175,000*
 375,000.................................      140,625*      187,500*      187,500*      187,500*      187,500*
 400,000.................................      150,000*      200,000*      200,000*      200,000*      200,000*
 450,000.................................      168,750*      225,000*      225,000*      225,000*      225,000*
 500,000.................................      187,500*      250,000*      250,000*      250,000*      250,000*

------------------------

*   Exceeds maximum Pension Plan benefit permissible under current federal law.

    The basis for the compensation covered by the Pension Plan is W-2 earnings as adjusted for certain extraordinary income items. Covered compensation for the individuals listed in the summary compensation table as of November 30, 1999, was: Mr. Guerry--$493,320; Mr. Taylor--$251,181; Mr. Pitts--$195,347;
Mr. Stafford--$170,058; and Mr. Galante--$154,662. The accrued years of service to November 30, 1999, of the individuals listed in the summary compensation table (assuming repayment of Pension Plan loans from funds voluntarily contributed) are as follows: Mr. Guerry--21.75; Mr. Taylor--1.83;
Mr. Pitts--38.53; Mr. Stafford--16.32; and Mr. Galante--16.63.

    Upon retirement at age 65 (or as otherwise permitted under the Pension
Plan), a participant in the Pension Plan receives an annual benefit which is 2.5% of the average of his highest five consecutive calendar years of compensation (regular wages or salaries, annual bonuses, incentive or Christmas gift payments, overtime pay, shift premium, director's fees and, up to the level of regular wages or salaries, any payments for workers' compensation, civic duty pay, military pay, sickness pay, temporary disability pay or vacation pay) paid during the 10 calendar years immediately preceding the earlier of actual or normal retirement age, multiplied by his years of service not in excess of 20 years. The amount determined in the preceding sentence is then reduced by 2.5% of the participant's primary Social Security benefit, multiplied by the participant's years of service not to exceed 20 years. For retirement before age 65, benefits are further reduced actuarially and for years of service proration.

    Upon retirement, benefits are calculated on the basis of a normal retirement pension to be paid during the lifetime of the participant. Benefits will be paid in the form of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, unless one of the following options is appropriately elected:

    (i) A reduced annuity benefit to be paid monthly over 5, 10 or 15 years and thereafter for the participant's life;

    (ii) A reduced annuity benefit to be paid during the participant's life with one-half of the reduced benefit to be continued to the spouse for the spouse's life;

   (iii) A reduced annuity benefit to be paid during the participant's life with either three-fourths of or the full reduced benefit to be continued to the spouse for the spouse's life;

    (iv) A single lump sum payment; or

    (v) A single life annuity.

AGREEMENTS WITH EXECUTIVE OFFICERS

    The Company has entered into severance agreements with Messrs. Guerry, Taylor, Pitts, Stafford and Galante. These severance agreements are operative only upon the occurrence of a change in control of the Company and are intended to encourage key executives to remain in the Company's employ by providing them with greater security and imposing various restrictions on competitive employment should an officer leave the Company's employment. Absent a change in control of the Company, the severance agreements do not require the Company to retain any executive or to pay him any specified level of compensation.

    If the severance agreements become operative, and if the employment with the Company of one of these officers is terminated or the officer is constructively discharged within three years, in the case of Messrs. Guerry and Taylor, and within two years, in the case of Messrs. Pitts, Stafford and Galante, of the occurrence of a change in control of the Company, the officer will be entitled to receive a termination payment equal to three times his average annualized includible compensation from the Company, in the case of Messrs. Guerry and Taylor, and two times his average annualized includible compensation from the Company, in the case of Messrs. Pitts, Stafford and Galante, during the five most recently completed fiscal years and the continuation of certain Company-provided benefits. Includible compensation for purposes of calculating the severance benefit generally includes all compensation paid to the officer by the Company and will be calculated in accordance with the applicable provisions of the Internal Revenue Code.

    A change of control of the Company will be deemed to occur if (i) there is a change of one-third or more of the directors of the Company within any 12-month period; (ii) there is a change of one-half or more of the directors of the Company within any 24-month period; or (iii) any person acquires ownership or the right to vote 35% or more of the Company's outstanding voting shares.

DIRECTOR COMPENSATION

    All directors receive annual compensation of $9,000 and supplemental life insurance coverage in varying amounts. In addition, directors who are not officers of the Company receive $1,000 for each meeting attended. The outside directors of the Company are also eligible for the grant of stock options under the terms of the Director Plan and for the grant of stock options and the award of Common Stock in lieu of cash fees under the terms of the 1999 Director Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1999, three of the Company's independent directors, Messrs. Cheney, Probasco and Sanford, served on the Compensation Committee. Mr. Taylor, a Director, President and Chief Operating Officer of the Company, serves on the compensation committee of The Krystal Company, the Chairman and Chief Executive Officer of which, Mr. Sanford, is a Director of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

PRINCIPLES OF EXECUTIVE COMPENSATION

    The Company's executive compensation program is designed to help the Company attract, motivate and retain the executive talent that the Company needs in order to maximize its return to shareholders. Toward that end, the Company's executive compensation program attempts to provide strongly competitive compensation levels and incentive pay that varies based on corporate, business unit and individual performance.

    The Company attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with average market rates for executives who hold comparable positions or have similar qualifications in companies the Company's size. Total compensation is defined to include base salary, annual incentives and long-term incentives. The Company determines competitive levels of compensation for executive positions based on information drawn from compensation surveys and compensation consultants. The Company does not necessarily consider pay levels for the peer companies included in the shareholder return graph, since these companies, in some cases, vary in size significantly from the Company.

    The Company targets its base salary program at slightly below competitive market norms while placing more emphasis on long-term incentive compensation than is common in the market for comparable sized companies. Thus, the Company's executive salaries tend to be slightly below the market average while its long-term incentive award opportunities are at or above average rates.

    The Company's incentive plans are designed to ensure that incentive compensation varies based upon the financial performance of the Company. However, some of the Company's incentive payouts are based on annual performance while other incentive values are based on long-term (i.e., multi-year) performance. Also, the Company considers business unit and individual performance in its incentive plan. As a result, the total compensation levels for an executive in any given year may not reflect the Company's overall bottom-line financial performance in that year.

BASE SALARY PROGRAM

    The Company's base salary program is based on a philosophy of providing salaries that are competitive with, but slightly below, market rates for companies of similar size. The Company believes that offering competitive rates of base pay plays an important role in its ability to attract and retain executive talent. Base salary levels are also based on each individual employee's performance over time. Consequently, employees with higher levels of sustained performance over time will be paid correspondingly higher salaries. Salaries for executives are reviewed and revised annually based on a variety of factors, including individual performance (assessed in a qualitative fashion), general levels of market salary increases and the Company's overall financial results. All salary increases are granted within a pay-for-performance framework.

ANNUAL INCENTIVE PLAN

    The Company's annual incentive plan is intended to assist the Company in rewarding and motivating key employees, focuses strongly on Company and individual performance, and provides a fully competitive compensation package to plan participants. As a pay-for-performance plan, incentive awards are paid annually based on the achievement of performance objectives for the year. Under the plan, each plan participant is provided a range of potential annual incentive awards based on competitive award levels in the marketplace. The incentive award ranges are consistent with those provided by other companies similar in size to the Company. Actual awards paid under the plan are based on the Company's corporate performance (and for business unit positions, business unit performance). Individual performance is also considered in determining actual award levels for each year, but is assessed in a non-formula fashion. The corporate annual incentive plan objective usually is earnings per share performance against plan. The specific objectives and standards under the plan are reviewed annually by the Company in order to ensure consistency with the Company's business strategy and prevailing market conditions.

    An annual incentive funding pool is created to pay awards achieved under the annual incentive plan. At targeted performance, the plan provides sufficient funding to pay competitive annual incentives to all plan eligible positions. However, the actual size of the annual incentive funding pool will vary based on corporate earnings per share performance. Aggregate payments under the annual incentive plan are limited by the size of the funding pool. Actual awards made to participants under the annual incentive plan are based on a combination of corporate and individual performance. Individual performance is assessed relative to various qualitative objectives and criteria, such as overall contribution to the Company's success and successful implementation of business strategy.

LONG-TERM INCENTIVES

    The Company believes that its key employees should have an ongoing interest in the long-term success of the business. To accomplish this objective, the Company provides long-term incentives to executives in the form of non-qualified stock options.

    The Company's stock option plans are intended to reward participants for generating appreciation in the Company's stock price. Stock options granted to the executive officers named in the Summary Compensation Table and certain other executives were awarded at 100% of the fair market value of the stock on the date of grant. All stock options have a term of ten years. Generally, stock option grants vest at a rate of 25% per year beginning one year after the date of grant. The exercise price is payable in cash, shares of the Company stock or some combination thereof. No option holder has any rights as a shareholder for any shares subject to an option until the exercise price has been paid and the shares are issued to the employee.

    The Company's overall stock option grant levels are established by considering market data for the Company's stock and the number of shares reserved under the plan for option grants. Individual stock option grants are based on the job level of each participant in the Company and individual performance. The Committee also considers the size of past stock option grants in determining the size of new option grants.

    The Company's compensation plans are periodically reviewed to ensure an appropriate mix of base salary, annual incentive and long-term incentive within the philosophy of providing strongly competitive total direct compensation opportunities.

1999 CHIEF EXECUTIVE OFFICER COMPENSATION

    As described above, the Company compensates all executives, including the chief executive officer, based upon both a pay-for-performance philosophy and consideration of market rates of compensation for each executive position. Specific actions taken by the Compensation Committee regarding the chief executive officer's compensation are summarized below.

BASE SALARY

    The base annual salary for the Company's chief executive officer was increased to $350,000 from $326,700 effective June 1, 1999.

ANNUAL INCENTIVE

    The annual incentive earned by the chief executive officer for 1999 performance was $204,188. This annual incentive award was based on competitive market annual incentive awards for chief executive officers in companies comparable in size to the Company, and adjusted to reflect the Company's performance in growth in earnings per share against plan.

LONG-TERM INCENTIVE

    The chief executive officer received an award in fiscal 1999 of options to acquire 41,000 shares at an exercise price of $39.813.

    The foregoing report is submitted by the Compensation Committee, consisting of Richard E. Cheney, Scott L. Probasco, Jr. and Philip H. Sanford.

COMPARATIVE PERFORMANCE BY THE COMPANY

    The following is a chart comparing the cumulative total return to shareholders of the Company, assuming reinvestment of dividends, for the five-year period ending at the end of the 1999 fiscal year with the return from:
(i) the S&P 500 Index and (ii) two peer groups of public companies engaged in either the functional toiletries, cosmetics or non-prescription drug business, for the same period. The new peer group consists of the following selected comparable companies: Block Drug Company (Class A common stock), Church & Dwight, Inc., Columbia Laboratories, Inc., Del Laboratories, Inc. and Alberto Culver Co. (Class B common stock). The old peer group consisted of the following selected comparable companies: Block Drug Company (Class A common stock), Church & Dwight, Inc., Columbia Laboratories, Inc., Del Laboratories, Inc. and Menley & James, Inc. Menley & James, Inc. ceased business operations in November 1998 and has been replaced in the new peer group with Alberto Culver Co.

                                 CHATTEM, INC.
                          RELATIVE MARKET PERFORMANCE
                         TOTAL RETURN FISCAL 1995-1999

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS      CHATTEM INC.  S&P 500 INDEX  NEW PEER GROUP  OLD PEER GROUP
Nov-94             100.00         100.00          100.00          100.00
Nov-95              84.09         136.98          118.24          113.32
Nov-96             169.31         175.14          162.61          148.08
Nov-97             272.73         225.09          201.82          175.17
Nov-98             777.27         278.34          170.95          151.50
Nov-99             351.13          336.5          188.07          174.04
YEAR ENDING

        PROPOSAL 2: CHATTEM, INC. NON-STATUTORY STOCK OPTION PLAN--2000

    The following summary of the material provisions of the Non-Statutory Stock Option Plan--2000 (the "2000 Stock Option Plan") does not purport to be complete and is qualified in its entirety by reference to the 2000 Stock Option Plan, a copy of which is attached as APPENDIX I.

GENERAL

    The 2000 Stock Option Plan was unanimously adopted and recommended to the shareholders for approval by the Board of Directors on October 26, 1999. In addition, certain grants of options described below were made under the 2000 Stock Option Plan, subject to shareholder approval. The 2000 Stock Option Plan is designed to enable officers and key management employees of the Company and its subsidiaries to continue to acquire shares of the Company's Common Stock and thus to share in the future success of the Company's business. Accordingly, the 2000 Stock Option Plan is intended as a further means not only of attracting and retaining outstanding management personnel, but also of promoting a closer identity of interest between key management employees and the Company and its shareholders.

    The 2000 Stock Option Plan is administered by the Compensation Committee of the Board of Directors, or in the absence of the Compensation Committee, by the Board of Directors as a whole.

    The Compensation Committee has the authority to interpret the 2000 Stock Option Plan and, subject to the provisions of the 2000 Stock Option Plan, to determine the persons to whom options shall be granted, the number of shares of Common Stock subject to each option, the term of each option, the date on which each option shall be granted and the provisions of each option agreement. Options granted under the 2000 Stock Option Plan entitle the optionee to purchase from the Company a stated number of shares of Common Stock at a price established by the Compensation Committee.

    The Compensation Committee may at any time terminate, suspend, amend or modify the 2000 Stock Option Plan, except that the Compensation Committee may not, without the authorization of the shareholders at a shareholders' meeting duly called and held, change (other than through adjustment for changes in capitalization): (a) the aggregate number of shares of Common Stock with respect to which options may be granted; (b) the class of persons eligible for options;
(c) the option price; or (d) the maximum duration of the 2000 Stock Option Plan. No termination, suspension, amendment or modification of the 2000 Stock Option Plan may adversely affect any right acquired by an optionee, or by any beneficiary, under the terms of an option granted before the date of such termination, suspension, amendment or modification, unless such optionee or beneficiary shall consent.

    Unless sooner terminated as described above, the 2000 Stock Option Plan will remain in effect until October 26, 2004. Termination will not affect the vesting of previously granted options. The 2000 Stock Option Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not intended to be qualified under Section 401(a) of the Internal Revenue Code.

SECURITIES TO BE OFFERED

    The 2000 Stock Option Plan provides that eligible participants may be granted options which, upon exercise, will entitle the optionee to purchase shares of Common Stock. The maximum aggregate number of shares of Common Stock that may be issued under the 2000 Stock Option Plan is 750,000, subject to increases and adjustments as provided in the 2000 Stock Option Plan.

EMPLOYEES WHO MAY PARTICIPATE IN THE 2000 STOCK OPTION PLAN

    Options may be granted under the 2000 Stock Option Plan to key management employees of the Company or any subsidiary, including officers and directors who, in the judgment of the Compensation Committee, have a substantial impact on the Company's attainment of corporate goals. All determinations by the Compensation Committee as to the identity of the persons to whom options shall be granted under the 2000 Stock Option Plan are conclusive.

    The grant of an option in any year will not give the optionee any right to options in future years or any right to be retained in the employ of the Company or its subsidiaries.

ISSUANCE AND EXERCISE OF OPTIONS

    The Compensation Committee designates individuals to whom options are to be granted and specifies the number of shares of Common Stock subject to each grant. The price per share for Common Stock purchased on the exercise of an option is determined by the Compensation Committee but will not be less than the fair market value of the Common Stock on the date of grant of the option. The price may exceed fair market value in the sole discretion of the Compensation Committee. Fair market value of the Common Stock means the closing sale price on the business day preceding the date on which fair market value is being determined, as reported in The Wall Street Journal, or the average of the high and low bids on such day if no sale exists.

    In no event may an option be exercised before approval of the 2000 Stock Option Plan by the holders of a majority of the outstanding shares of Common Stock present, or represented and entitled to vote, at the Annual Meeting. The term of each option will end on a date ten years from the date of grant of the option.

    Each option will become exercisable and vested with respect to 25% of the shares of Common Stock purchasable thereunder on the first anniversary of the date of the grant of the option. The option to purchase an additional 25% of such shares will become exercisable and vested, on a cumulative basis, on each of the three succeeding anniversaries of the date of the grant of the option, so that four years from the date of such grant, the option to purchase all such shares will have become exercisable and vested. Notwithstanding the foregoing vesting schedule, each option will become exercisable in full immediately
(i)upon certain changes in control of the Company or (ii) upon the death, disability or retirement of an optionee or termination of an optionee's employment pursuant to the divestiture of a subsidiary of the Company. When exercising an option, the optionee may purchase less than the full number of shares of Common Stock then available under the option.

    Options may be exercised by delivering or mailing to the Compensation
Committee: (1) a notice, in the form and in the manner prescribed by the Compensation Committee, specifying the number of shares of Common Stock to be purchased and (2) payment in full of the option price for the shares of Common Stock in cash and/or by the tender of shares of Common Stock (by delivering the appropriate stock certificates) to the Compensation Committee; provided, however, that (i) the Compensation Committee will determine acceptable methods for tendering shares to exercise an option under the 2000 Stock Option Plan and may impose such limitations and prohibitions on the use of shares of Common Stock to exercise an option as it deems appropriate, and (ii) the Compensation Committee may permit optionees to pay for any shares subject to an option by delivering to the Compensation Committee a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price.

    The Company may enter into agreements for coordinated procedures with one or more brokerage firms in connection with exercises of options. The value of any shares tendered to exercise an option will be determined on the basis of their fair market value on the date of exercise.

    Upon receipt of the notice of exercise and upon payment of the option price, the Company will promptly deliver to the optionee a certificate or certificates for the shares of Common Stock purchased, without charge to the optionee for issue or transfer tax.

OPTIONS GRANTED UNDER THE 2000 STOCK OPTION PLAN SUBJECT TO SHAREHOLDERS'
  APPROVAL

    On December 6, 1999, the Compensation Committee granted options under the 2000 Stock Option Plan to acquire 460,000 shares of Common Stock. These options will not become effective unless the grants are approved by the shareholders of the Company. These options will become exercisable, as described above, at $18.813 per share.

    The fair market value of the Common Stock on March 10, 2000 was $15.3125 per share.

    The number of shares of Common Stock that are currently available under the 2000 Stock Option Plan for the future grant of options is 290,000.

    The following table sets forth the options granted under the 2000 Stock Option Plan to: (a) the Company's chief executive officer and the four other most highly compensated executive officers of the Company during the fiscal year ended November 30, 1999, (b) all current executive officers as a group (8 persons) and (c) all employees of the Company as a group.

                                                              OPTIONS
NAME AND POSITION                                             (SHARES)
-----------------                                             --------
Zan Guerry..................................................   55,000
  Chairman of the Board and Chief Executive Officer

A. Alexander Taylor II......................................   34,000
  President and Chief Operating Officer

B. Derrill Pitts............................................   40,000
  Vice President--Manufacturing Operations

Charles M. Stafford.........................................   25,000
  Vice President--Sales

Gary M. Galante.............................................   25,000
  Vice President--Research & Development

Executive Officers as a group...............................  269,000

All Other Employees as a group..............................  191,000

TRANSFER RESTRICTIONS

    An option granted under the 2000 Stock Option Plan is not transferable, except with the written consent of the Compensation Committee or by will or by the laws of descent and distribution, and an option may be exercised during the lifetime of the optionee only by the optionee.

FEDERAL INCOME TAX CONSEQUENCES

    The 2000 Stock Option Plan is not intended to qualify as an "incentive stock option plan" within the meaning of the Internal Revenue Code. The federal income tax consequences arising out of the above-described options and the purchase of shares pursuant thereto will be generally as follows. Upon the grant of a non-qualified stock option, no taxable income is realized by the participant and no deduction is available to the Company. Upon exercise of the option, the excess of the fair market value of the shares on the date of exercise over the option price will be taxable as ordinary income to the participant and deductible by the Company as compensation expense. The tax basis of shares acquired will be the fair market value on the date of exercise. For shares held more than one year, the participant will realize a long-term capital gain or loss upon disposition with any capital gain generally taxed at a maximum 20% rate under the current provisions of the Internal Revenue Code.

    If the participant exercises an option by tendering other shares he owns, no gain or loss will be recognized by the participant with respect to the shares delivered to the Company. If the participant receives an equal number of shares, the participant will realize taxable income to the extent the fair market value of the shares received is greater than the value of the shares surrendered. The participant's basis and holding period will be the same as the participant's basis and holding period in the tendered shares. If the participant receives more shares than tendered in the exchange, the fair market value of the excess shares will also constitute taxable income of the participant. The excess shares will have a basis equal to the income recognized, plus the cash, if any, paid on the exercise of the option. The holding period for the excess shares begins on the date of exercise of the option.

REQUIRED AFFIRMATIVE VOTE

    The approval of the 2000 Stock Option Plan requires the affirmative vote by holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote.

    The Board of Directors believes that the proposal is in the best interests of the Company and its shareholders and recommends that the shareholders vote FOR the approval of the 2000 Stock Option Plan.

              PROPOSAL 3: RATIFICATION OF APPOINTMENT OF AUDITORS

    Samuel E. Allen, Robert E. Bosworth and Scott L. Probasco, Jr. are the current members of the Company's Audit Committee. The Audit Committee's functions include review and monitoring of financial reports and accounting practices.

    Another of the Audit Committee's functions is the recommendation of auditors to the Board of Directors. The Audit Committee has recommended and the Board of Directors has selected Arthur Andersen LLP, the Company's auditors since 1963. Arthur Andersen LLP is knowledgeable about the Company's operations and accounting practices and is well qualified to act in this capacity. The Company's Board of Directors believes that it is a good practice to submit the appointment of auditors for the approval of the shareholders, although such approval is not required. If shareholder approval for the appointment is not obtained, the Audit Committee will investigate the reasons, and the Board of Directors will reconsider the appointment. If the accompanying proxy is duly executed and received in time for the Annual Meeting, and if no contrary specification is made as provided therein, it is the intention of the persons named in the proxy to vote the shares represented thereby FOR the ratification of the appointment of Arthur Andersen LLP as auditors.

    It is anticipated that a representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions. Such representative will have an opportunity to make a statement at the Annual Meeting if he desires.

SHAREHOLDERS' PROPOSALS

    Proposals from the Company's eligible shareholders for presentation for action at the 2001 Annual Meeting of Shareholders must be received by the Company no later than November 17, 2000, in order to be considered for inclusion in the Proxy Statement and Proxy for that Annual Meeting. Any such proposals, as well as any questions relating thereto, should be directed to Hugh F. Sharber, Secretary, Chattem, Inc., 1715 West 38th Street, Chattanooga, Tennessee 37409.

                                          Zan Guerry
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

March 17, 2000

                                   APPENDIX I
                                 CHATTEM, INC.
                      2000 NON-STATUTORY STOCK OPTION PLAN

1. PURPOSE

    The Chattem, Inc. Non-Statutory Stock Option Plan--2000 (the "2000 Plan") is designed to enable officers and key management employees of Chattem, Inc. (the "Company") and its Subsidiaries to continue to acquire shares of the Company's common stock and thus to share in the future success of the Company's business. Accordingly, the 2000 Plan is intended as a further means not only of attracting and retaining outstanding management personnel, but also of promoting a closer identity of interest between key management employees and the Company and its shareholders.

2. DEFINITIONS

    Unless the context clearly indicates otherwise, the following terms, when used in the 2000 Plan, shall have the meanings set forth in this Section 2.

    (a) "BENEFICIARY" means the person or persons designated in writing by the Optionee or, in the absence of such a designation or if the designated person or persons predecease the Optionee, the Optionee's Beneficiary shall be the person or persons who acquire the right to exercise the Option by bequest or inheritance. In order to be effective, an Optionee's designation of a Beneficiary must be on file with the Committee before the Optionee's death. Any such designation may be revoked in writing and a new written designation substituted therefor at any time before the Optionee's death.

    (b) "BOARD OF DIRECTORS" or "BOARD" means the board of directors of the Company.

    (c) "CHANGE IN CONTROL" means:

        (i) Change of 1/3 or more of the directors of the Company within any 12-month period; or

        (ii) Change of 1/2 or more of the directors of the Company within any 24-month period; or

       (iii) Acquisition by any person of the ownership of or right to vote 35% or more of the Company's outstanding voting stock. For purposes of this paragraph (iii): (A) "person" shall mean any person, corporation, partnership or other entity and any affiliate or associate thereof and (B) "affiliate" and "associate" shall have the meanings given to them in Rule 12b-2 promulgated under the Exchange Act.

    (d) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    (e) "COMMITTEE" means the Compensation Committee of the Board of Directors or, in the event the Board of Directors terminates the existence of the Compensation Committee, then Committee shall refer to the Board as a whole.

    (f) COMPANY means Chattem, Inc., a corporation incorporated under the laws of the State of Tennessee, and its successors.

    (g) "DISABILITY" means a disability that entitles the Optionee to benefits under the Company's Long-Term Disability Plan, as amended from time to time.

    (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    (i) "FAIR MARKET VALUE" means the closing sale price on the last business day prior to the date on which Fair Market Value needs to be determined as reported in THE WALL STREET JOURNAL, or the average of the high and low bids on such day if no sale exists.

    (j) "OPTION" means an option to purchase a share or shares of the Company's common stock.

    (k) "OPTION AGREEMENT" means the written agreement to be entered into by the Company and the Optionee, as provided in Section 7 hereof.

    (1) "OPTIONEE" means a person to whom an Option has been granted under the 2000 Plan.

    (m) "RETIREMENT" means retirement from employment with the Company and its Subsidiaries, as determined by the Committee in its sole discretion.

    (n) "SHARES" means shares or the Company's common stock.

    (o) "SUBSIDIARY" means a subsidiary corporation as defined in
       Section 425(f) of the Code (or a successor provision of similar import).

    (p) "TERM" means the period during which a particular Option may be exercised in accordance with Section 10 hereof.

3. EFFECTIVE DATE OF THE 2000 PLAN

    The 2000 Plan shall become effective when adopted by the Board of Directors; provided, however, that if the 2000 Plan is not approved by the holders of a majority of the outstanding Shares present, or represented, and entitled to vote at the meeting before the first anniversary of its adoption by the Board, the 2000 Plan and all Options granted under the 2000 Plan prior to such anniversary shall be null and void and shall be of no effect.

4. NUMBER AND SOURCE OF SHARES SUBJECT TO THE 2000 PLAN

    (a) The Company may grant Options under the 2000 Plan for not more than Seven Hundred Fifty Thousand(750,000) Shares (subject, however, to adjustment as provided in Section 14 hereof) which shall be provided by the issuance of Shares authorized but unissued.

    (b) In the event that an Option shall for any reason lapse or be terminated without being exercised in whole or in part, the Shares subject to the Option shall be restored to the total number of Shares with respect to which Options may be granted under the 2000 Plan, but only to the extent that the Option has not been exercised previously.

5. ADMINISTRATION OF THE 2000 PLAN

    (a) The 2000 Plan shall be administered by the Committee.

    (b) The Committee shall adopt such rules and regulations (including amendments thereto) as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of its members then in office. Any action that the Committee may take through a written instrument signed by a majority of its members then in office shall be as effective as though taken at a meeting duly called and held.

    (c) The powers of the Committee shall include plenary authority to interpret the 2000 Plan, and, subject to the provisions hereof, the Committee shall determine the persons to whom Options shall be granted, the number of Shares subject to each Option, the Term of each Option, the date on which each Option shall be granted, and the provisions of each Option Agreement.

6. 2000 PLAN PARTICIPANTS ELIGIBLE TO RECEIVE OPTIONS

    Options may be granted under the 2000 Plan to key management employees of the Company or any Subsidiary, including officers who, in the judgment of the Committee, have a substantial impact on the Company's attainment of corporate goals. All determinations by the Committee as to the identity of the persons to whom Options shall be granted hereunder shall be conclusive.

7. OPTION AGREEMENTS

    (a) No Option shall be exercised by an Optionee unless the Optionee shall have executed and delivered an Option Agreement.

    (b) Appropriate officers of the Company are hereby authorized to execute and deliver Option Agreements in the name of the Company as directed from time to time by the Committee.

8. NON-STATUTORY OPTIONS

    It is intended that the Options granted hereunder shall not be "incentive stock options" within the meaning of the Code.

9. OPTION PRICE

    The Option price to be paid by the Optionee to the Company for each Share purchased upon the exercise of the Option shall be determined by the Committee and shall be not less than the Fair Market Value of the Share on the date the option is granted but may exceed Fair Market Value in the sole discretion of the Committee.

10. TERM OF OPTION; EXERCISE OF OPTION

    (a) Each Option granted under the 2000 Plan shall be exercisable as provided in this Section 10. In no event may an Option be exercised before the approval of the 2000 Plan by the shareholders of the Company at the meeting within the period specified by Section 3 hereof. The Term of each Option shall end (unless the Option shall have terminated earlier under any other provisions of the 2000 Plan) on a date ten (10) years from the date of grant of the Option.

    (b) Each Option shall become exercisable and vested with respect to twenty-five percent (25%) of the Shares purchasable thereunder on the first anniversary of the date of the grant of the Option. The option to purchase an additional twenty-five percent (25%) of such Shares shall become exercisable and vested, on a cumulative basis, on each of the three succeeding anniversaries of the date of the grant of the Option, so that four years from the date of such grant the option to purchase all such Shares shall have become exercisable and vested. Notwithstanding the foregoing vesting schedule (i) each Option shall become exercisable in full immediately upon a Change in Control and (ii) upon the death, disability or retirement of an Optionee or termination of an Optionee's employment pursuant to Section 12(e), any Option held by such Optionee shall be exercisable in full in accordance with the provisions of
       Section 12. When exercising an Option, the Optionee may purchase less than the full number of Shares then available under the Option.

    (c) Options shall be exercised by delivering or mailing to the Committee:

       (1) a notice, in the form and in the manner prescribed by the Committee, specifying the number of Shares to be purchased, and

       (2) payment in full of the Option price for the Shares in cash and/or by the tender of Shares (by delivering the appropriate stock certificates) to the Committee; provided, however, that (i) the Committee shall determine acceptable methods for tendering shares to exercise an Option under the 2000 Plan, and may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate and (ii) the Committee may permit Optionees to pay for any Shares subject to an option by delivering to the Committee a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price.

       The Company may enter into agreements for coordinated procedures with one or more brokerage firms in connection with exercises of Options. The value of any Shares tendered in accordance with this Paragraph (c) shall be determined on the basis of their Fair Market Value on the date of exercise.

    (d) Subject to the provisions of Section 11(a) hereof, upon receipt of the notice of exercise and upon payment of the Option price, the Company shall promptly deliver to the Optionee a certificate or certificates for the Shares purchased, without charge to the Optionee for issue or transfer tax.

11. CONDITIONS ON EXERCISE

    (a) The exercise of each Option granted under the 2000 Plan shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any Shares otherwise deliverable upon such exercise upon any securities exchange or under any State or Federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Shares, then in any such event such exercise or payment shall not be effective or be made unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Any such postponement shall not extend the time within which the Option may be exercised; and neither the Company nor its directors or officers shall have any obligation or liability to the Optionee or to a Beneficiary with respect to any Shares as to which the option shall lapse because of such postponement.

    (b) Except with the prior written approval of the Committee, all Options granted under the 2000 Plan shall be nontransferable other than by will or by the laws of descent and distribution in accordance with
       Section 12(a) hereof, and an Option may be exercised during the lifetime of the Optionee only by the Optionee.

    (c) Subject to the provisions of Section 11(b), upon the purchase of Shares under an option, the stock certificate or certificates may, at the request of the Optionee (or the Optionee's Beneficiary, where the Option is exercised by the Beneficiary), be issued in the name of the Optionee (or Beneficiary) and the name of another person as joint tenants with the right of survivorship.

12. EXERCISE OF OPTION AFTER DEATH, DISABILITY, RETIREMENT, OR OTHER TERMINATION OF EMPLOYMENT

    (a) DEATH. If an Optionee's employment with the Company or a Subsidiary shall cease due to the Optionee's death, any Option held by the Optionee on the date of the Optionee's death may be exercised only within three
       (3) years after the Optionee's death and only by the Optionee's Beneficiary. If an Optionee shall die within three (3) years after cessation of employment while the Option is exercisable pursuant to Paragraph (b) below, or if the Optionee shall die within three (3) years after cessation of employment while the Option is exercisable pursuant to Paragraph (c) below, any Option held by the Optionee on the date of his death may be exercised after the Optionee's death only within the remainder of the period prescribed by Paragraph (b) or Paragraph (c), as the case may be, and only by the Optionee's Beneficiary. Notwithstanding the foregoing, in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

    (b) DISABILITY. If an Optionee's employment with the Company or a Subsidiary ceases due to Disability, the Optionee may exercise the Option at any time within three (3) years after the Optionee shall so cease to be an employee; provided, however, that in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

    (c) RETIREMENT. If an Optionee's employment with the Company or a Subsidiary ceases due to Retirement, the Optionee may exercise the Option at any time within three (3) years after the Optionee shall so cease to be an employee; provided, however, that in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

    (d) LEAVE OF ABSENCE. The Committee shall have the sole authority to determine whether, in any particular case, a leave of absence shall result in a termination of employment for purposes of this Section 12.

    (e) DIVESTITURE. If an Optionee's employment with the Company or a Subsidiary ceases due to divestiture of a Subsidiary or other distinct business unit of the Company, the Optionee may exercise the Option at any time within ninety (90) days after the divestiture, provided that the Optionee is an employee on the actual date of the divestiture; and further provided, that in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

    (f) TERMINATION FOR OTHER REASONS. Upon termination of an Optionee's employment with the Company or a Subsidiary for any reason other than those specified in Paragraphs (a) through (e) above, the Optionee may exercise the Option (to the extent vested) at any time within thirty
       (30) days after such termination; provided, however, that in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

13. SHAREHOLDER RIGHTS

    No person shall have any rights of a shareholder by virtue of an Option except with respect to Shares actually issued to him or her, and the issuance of Shares shall confer no retroactive right to dividends.

14. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

    In the event that there is any change in the Shares through merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be any dividend on the Company's Shares, payable in such Shares, or if there shall be a stock split or combination of Shares, the aggregate number of Shares available for Options, the number of Shares subject to outstanding Options, and the Option price per share of each outstanding Option shall be proportionately adjusted by the Committee as it deems equitable in its absolute discretion, to prevent dilution or enlargement of the rights of the Optionee; provided, that any fractional Shares resulting from such adjustments shall be eliminated. The Committee's determination with respect to any such adjustments shall be conclusive.

15. EFFECT OF MERGER OR OTHER REORGANIZATION

    If the Company shall be the surviving corporation in a merger or other reorganization, Options shall extend to stock and securities of the Company to the same extent that a holder of that number of Shares immediately before the merger or consolidation corresponding to the number of Shares covered by the Option would be entitled to have or obtain stock and securities of the Company under the terms of the merger or consolidation.

16. TERMINATION, SUSPENSION OR MODIFICATION OF 2000 PLAN

    The Committee may at any time terminate, suspend, amend or modify the 2000 Plan, except that the Committee shall not, without the authorization of the holders of a majority of the Company's Shares voting at a shareholders' meeting duly called and held, change (other than through adjustment for changes in capitalization as provided in Section 14 hereof): (a) the aggregate number of Shares with respect to which Options may be granted; (b) the class of persons eligible for Options; (c) the Option price; or (d) the maximum duration of the 2000 Plan. No termination, suspension or modification of the 2000 Plan shall adversely affect any right acquired by an Optionee, or by any Beneficiary, under the terms of an Option granted before the date of such termination, suspension or modification, unless such Optionee or Beneficiary shall consent; but it shall be presumed conclusively that any adjustment for changes in capitalization in accordance with Section 14 hereof does not adversely affect any such right.

17. DURATION OF THE 2000 PLAN

    Unless sooner terminated in accordance with Section 16 hereof, the 2000 Plan shall remain in effect for a period of five (5) years from the date of its adoption by the Board of Directors. Expiration of such five (5) year period shall not affect the vesting of previously granted Options pursuant to
Section 10(b) hereof.

18. GOVERNING LAW

    The 2000 Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Tennessee except to the extent that such laws may be superseded by any Federal law.

                                 CHATTEM, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 19, 2000

    The undersigned, having received the Notice of Annual Meeting and the Proxy Statement dated March 17, 2000, appoints ZAN GUERRY and A. ALEXANDER TAYLOR II, and each of them proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of Chattem, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 19, 2000, at the principal executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, at one o'clock p.m. local time, and any adjournment(s) thereof, as specified in this Proxy:

1.   ELECTION OF DIRECTORS
     FOR / /                     AGAINST / /                     ABSTAIN / /
     INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES, STRIKE A LINE THROUGH HIS NAME IN THE LIST
                   BELOW:
                                     LOUIS H. BARNETT, ROBERT E. BOSWORTH and RICHARD E. CHENEY
2.   Approve the 2000 Non-Statutory Stock Option Plan for Non-Employee Directors
     FOR / /                     AGAINST / /                     ABSTAIN / /
3.   Appointment of Arthur Andersen LLP as independent auditors
     FOR / /                     AGAINST / /                     ABSTAIN / /
4.   In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting.

    The Board of Directors recommends affirmative votes for Items 1, 2 and 3, and IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

    The Board of Directors knows of no other matters that may properly be or which are likely to come or be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgment on such matters. THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDER AS THE NAME APPEARS BELOW AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY, AND TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.

                                              Date: ____________________________

                                              __________________________________
                                                   Signature of Shareholder

                                              __________________________________
                                                   Signature of Shareholder

                                              PLEASE SIGN, DATE AND PROMPTLY
                                              RETURN IN THE ACCOMPANYING
                                              ENVELOPE--NO POSTAGE REQUIRED